                                                                    EXHIBIT 99.2


                              MEDIAONE GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                           THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                        --------------------------
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS                                             2000             1999
---------------------------------------------                                           ---------        ---------
Sales and other revenues:
    Domestic cable and broadband                                                        $     706        $     654
    Corporate and other                                                                        --               11
                                                                                        ---------        ---------
     Total sales and other revenues                                                           706              665
                                                                                        ---------        ---------

Operating expenses:
    Cost of sales and other revenues                                                          296              269
    Selling, general and administrative expenses                                              171              185
    Depreciation and amortization                                                             379              250
                                                                                        ---------        ---------
      Total operating expenses                                                                846              704
                                                                                        ---------        ---------

Operating loss                                                                               (140)             (39)

Interest expense                                                                             (147)             (96)
Equity losses in unconsolidated ventures                                                      (71)            (115)
Gains (losses) on investments:
   Sales and exchanges of domestic investments                                                191               70
   Sales of international investments                                                       1,993              124
   PrimeStar investment                                                                        --              (65)
Minority interest expense in Centaur Funding                                                  (25)             (25)
Guaranteed minority interest expense                                                          (24)             (24)
Merger costs                                                                                  (19)             (15)
Other income - net                                                                            155               37
                                                                                        ---------        ---------

Income (loss) before income taxes                                                           1,913             (148)
(Provision) benefit for income taxes                                                         (755)              37
                                                                                        ---------        ---------

NET INCOME (LOSS)                                                                       $   1,158        $    (111)
                                                                                        =========        =========

Preferred stock dividends and accretion                                                        (1)             (14)
                                                                                        ---------        ---------

EARNINGS (LOSS) AVAILABLE FOR COMMON STOCK                                              $   1,157        $    (125)
                                                                                        =========        =========

Basic earnings (loss) per common share                                                  $    1.80        $   (0.21)
                                                                                        =========        =========

Diluted earnings (loss) per common share                                                $    1.78        $   (0.21)
                                                                                        =========        =========

AVERAGE COMMON SHARES OUTSTANDING (THOUSANDS):
   Basic average common shares outstanding                                                642,947          603,813
                                                                                        =========        =========
   Diluted average common shares outstanding                                              651,110          603,813
                                                                                        =========        =========

                 See Notes to Consolidated Financial Statements

                              MEDIAONE GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                            MARCH 31,     DECEMBER 31,
DOLLARS IN MILLIONS                                            2000          1999
-------------------                                        -----------    ------------
                                                           (UNAUDITED)
ASSETS

Current assets:
    Cash and cash equivalents                                $ 7,540       $ 7,471
    Accounts and notes receivable - net                          374           489
    Current portion of deferred tax asset                         68            69
    Prepaid and other                                             26            29
    Marketable securities                                         66            62

                                                             -------       -------
Total current assets                                           8,074         8,120
                                                             -------       -------

Property, plant and equipment - net                            5,369         5,090
Investment in Vodafone Group                                   9,725         8,718
Investment in Time Warner Entertainment                        2,609         2,597
Net investment in international ventures held for sale           820           938
Intangible assets - net                                       11,329        11,507
Other assets                                                   3,152         2,816
                                                             -------       -------

Total assets                                                 $41,078       $39,786
                                                             =======       =======


                 See Notes to Consolidated Financial Statements.

                              MEDIAONE GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (CONTINUED)


                                                                                 MARCH 31,    DECEMBER 31,
DOLLARS IN MILLIONS                                                                2000          1999
-------------------                                                               -------       -------
                                                                                (UNAUDITED)

LIABILITIES AND SHAREOWNERS' EQUITY

Current liabilities:
    Short-term debt                                                               $ 1,505       $ 1,506
    Accounts payable                                                                  292           350
    Employee compensation                                                              75            92
    Deferred revenue and customer deposits                                            186           174
    Current income taxes payable                                                      937         1,552
    Other                                                                             483           571

                                                                                  -------       -------
Total current liabilities                                                           3,478         4,245
                                                                                  -------       -------

Long-term debt                                                                      9,119         8,673
Deferred income taxes                                                               7,998         7,711
Deferred credits and other                                                            349           168

Commitments and contingencies

Minority interest in Centaur Funding                                                1,115         1,113
Company-obligated mandatorily redeemable preferred securities of subsidiary
   trust holding solely Company-guaranteed subordinated debentures                  1,060         1,060
Preferred stock subject to mandatory redemption                                        50            50

Shareowners' equity:
    Common shares                                                                  10,943        11,448
    Retained earnings                                                               5,280         4,123
    Accumulated other comprehensive income                                          1,686         1,195
                                                                                  -------       -------
Total shareowners' equity                                                          17,909        16,766
                                                                                  -------       -------

Total liabilities and shareowners' equity                                         $41,078       $39,786
                                                                                  =======       =======






                 See Notes to Consolidated Financial Statements.

                              MEDIAONE GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


THREE MONTHS ENDED MARCH 31,                                        2000           1999
----------------------------                                       -------        -------
                                                                     DOLLARS IN MILLIONS
OPERATING ACTIVITIES
   Net income (loss)                                               $ 1,158        $  (111)
   Adjustments to net income (loss):
     Depreciation and amortization                                     379            250
     Equity losses in unconsolidated ventures                           71            115
     (Gains) losses on investments:
        Sales and exchanges of domestic investments                   (191)           (70)
        Sales of international investments                          (1,993)          (124)
        PrimeStar investment                                            --             65
     Deferred income taxes                                             (23)           (18)
  Changes in operating assets and liabilities:
     Accounts and notes receivable, and other current assets           120            (77)
     Accounts payable and accrued liabilities                         (155)            37
     Current income taxes payable                                     (615)           346
  Other - net                                                           29             45
                                                                   -------        -------
  Cash (used for) provided by operating activities                  (1,220)           458
                                                                   -------        -------

INVESTING ACTIVITIES
   Expenditures for property, plant and equipment                     (462)          (401)
   Investment in international ventures                                (14)           (55)
   Proceeds from sales of investments                                2,289            304
   Other - net                                                           3             11
                                                                   -------        -------
   Cash provided by (used for) investing activities                  1,816           (141)
                                                                   -------        -------

FINANCING ACTIVITIES
   Net repayments of short-term debt                                    --           (160)
   Repayments of long-term debt                                         --             (3)
   Proceeds from issuance of common stock                               57             23
   Dividends paid on preferred stock                                    (1)           (13)
   Purchases of treasury stock                                        (583)           (47)
                                                                   -------        -------
   Cash used for financing activities                                 (527)          (200)
                                                                   -------        -------

CASH AND CASH EQUIVALENTS
   Increase                                                             69            117
   Beginning balance                                                 7,471            415
                                                                   -------        -------
   Ending balance                                                  $ 7,540        $   532
                                                                   =======        =======



                 See Notes to Consolidated Financial Statements.

                              MEDIAONE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The Consolidated Financial Statements have been prepared by MediaOne Group, Inc. ("MediaOne Group" or the "Company") pursuant to the interim reporting rules and regulations of the Securities and Exchange Commission ("SEC") and include the accounts of MediaOne Group and its consolidated subsidiaries. Certain information and footnote disclosures normally accompanying financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been condensed or omitted pursuant to such SEC rules and regulations.

In the opinion of MediaOne Group's management, the Consolidated Financial Statements include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information set forth therein. It is suggested that these Consolidated Financial Statements be read in conjunction with the Company's 1999 Consolidated Financial Statements and notes thereto included in MediaOne Group's Form 10-K filed with the SEC on March 23, 2000.

Certain reclassifications within the Consolidated Financial Statements have been made to conform to the current year presentation.

NOTE 2:  AT&T MERGER

On May 6, 1999, MediaOne Group entered into an agreement with AT&T Corp. ("AT&T") to merge its operations with those of AT&T. The merger is expected to close in mid-2000, subject to legal and regulatory approval.

NOTE 3:  DOMESTIC ASSET DISPOSITIONS, EXCHANGES AND OTHER

On March 1, 2000, MediaOne Group sold its investment in shares of Motorola, Inc. ("Motorola") for gross proceeds of $41, resulting in a net pretax gain of $24. The Motorola shares were received in January 2000 as a result of the exercise of certain General Instrument Corporation ("GI") warrants held by the Company, which were converted to Motorola shares as a result of the merger of GI into Motorola.

                              MEDIAONE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

On March 10, 2000, the Company's interest in the Trip.com, an online travel services company, was merged into Galileo International, Inc. ("Galileo"). The Company's interest was converted into stock of Galileo and approximately $30 in cash, resulting in a net pretax gain of $85. Also during March 2000, the Company's investments in Preview Travel and IPIX were merged and exchanged into investments in Travelocity.com and Bamboo.com, respectively, resulting in total net pretax gains of $82. The new investments will be accounted for under the cost method of accounting, as available for sale securities, with changes in the fair market value of the investment being recorded in equity as a component of other comprehensive income.

NOTE 4: OPERATING SEGMENTS

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information," the following table presents selected information for MediaOne Group's operating segments for the three month periods ended March 31, 2000 and 1999. "Sales and Other Revenues" and earnings before interest, taxes, depreciation, amortization and other ("EBITDA") for the domestic segment are presented on a proportionate basis. Proportionate results reflect the relative weight of MediaOne Group's ownership in each of its respective domestic equity ventures together with the consolidated results of its subsidiaries. The computation of EBITDA also excludes gains on asset sales, equity losses, guaranteed minority interest expense and minority interest expense in Centaur Funding. Adjustments made to Sales and Other Revenues and EBITDA to arrive at proportionate results are reversed in the column labeled "Eliminations and Adjustments," in conformity with SFAS No. 131, so that in total, Sales and Other Revenues and EBITDA reflect consolidated results.

Beginning in 2000, the Company no longer evaluates the proportionate results of its international interests when assessing performance and allocating resources due to the sale of a significant portion of these international investments. Amounts previously disclosed for 1999 have been reclassified to conform with the current year presentation.

                              MEDIAONE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

Operating Results:

                                           DOMESTIC CABLE &
                                              BROADBAND
                                       MEDIAONE OF   MULTIMEDIA                                       ELIMINATIONS
                                       DELAWARE (1)    VENTURES (2)   INTERNATIONAL       OTHER       & ADJUSTMENTS   CONSOLIDATED
----------------------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED MARCH 31, 2000
Sales and other revenues                 $   706         $   841        $    --         $    --         $  (841)        $   706

EBITDA(3)                                    261             216             (1)            (20)           (217)            239

Equity gains (losses) in
unconsolidated ventures                       --              --            (85)             --              14             (71)

Net income (loss) (4)                       (123)              6          1,219              56              --           1,158
                                         -------         -------        -------         -------         -------         -------


THREE MONTHS ENDED MARCH 31, 1999
Sales and other revenues                 $   654         $   748        $    10         $     1         $  (748)        $   665

EBITDA(3)                                    241             243            (12)            (16)           (245)            211

Equity gains (losses) in
unconsolidated ventures                       --              --           (108)             --              (7)           (115)

Net income (loss)                            (74)              4            (18)            (23)             --            (111)
                                         -------         -------        -------         -------         -------         -------



(1) MediaOne of Delaware represents the operations of the Company's domestic cable and broadband subsidiary.

(2) Multimedia Ventures includes MediaOne Group's 25.51 percent equity interest in TWE, as well as related overheads. The reported TWE results are prepared in accordance with GAAP and have not been adjusted to report TWE investments accounted for under the equity method on a proportionate basis.

(3) The Company believes EBITDA is an important indicator of the operating performance of its businesses and should not be considered an alternative to operating or net income as an indicator of the performance of MediaOne Group's businesses, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with GAAP.

(4) Consolidated net income for the three month period of 2000 includes one time gains recognized on investment sales and exchanges of $1,344, including $1,226 of one time gains on sales of international investments.

Total Assets:

Total assets are those assets and investments that are used in, or pertain to, each segment's operations, as follows:

                         DOMESTIC CABLE & BROADBAND
                         ----------------------------
                         MEDIAONE OF     MULTIMEDIA
                         DELAWARE (1)    VENTURES (2)   INTERNATIONAL        OTHER     CONSOLIDATED
---------------------------------------------------------------------------------------------------
TOTAL ASSETS AS OF:
March 31, 2000              $17,287         $ 2,639         $ 1,491         $19,661         $41,078
December 31, 1999            17,270           2,629           1,885          18,002          39,786
                            -------         -------         -------         -------         -------

(1) MediaOne of Delaware represents the operations of the Company's domestic cable and broadband subsidiary.

(2) Multimedia Ventures includes MediaOne Group's 25.51 percent equity interest in TWE.

                              MEDIAONE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

The "Other" column includes primarily cash, debt and equity securities, domestic Internet related investments, and other corporate assets. The increase in Other total assets of $1,659, or 9.2 percent, during 2000 is due primarily to changes in the fair market value of the Company's investments in marketable equity securities, including Vodafone Group Public Limited Company ("Vodafone") American Depository Receipts ("ADRs") and preferred stock.

Revenue and EBITDA amounts for the three month period of 2000 represent results from the Company's domestic operations. For the same period in 1999, these results represented primarily domestic operations.

NOTE 5:  NET INVESTMENT IN INTERNATIONAL VENTURES

On February 15, 2000, MediaOne Group sold its 25 percent interest in Singapore Cablevision ("Singapore") to Singapore Technologies for gross proceeds of $218, resulting in a net pretax gain of $199.

On March 23, 2000, MediaOne Group sold its interests in certain of its Central European wireless ventures for proceeds of $2 billion, resulting in a net pretax gain of $1,794. The ventures sold included Polska Telefonia Cyfrowa, a wireless operator located in Poland, and Westel 900 and Westel Radiotelefon, wireless operators located in Hungary.

On March 21, 2000, the Company signed an agreement to sell its interest in the Russian Telecommunications Development Corporation ("RTDC"), a Russian venture which holds various wireless investments, to MCT Corporation.

In 1999, the Company incurred a $43 charge as a result of the decision to exit its international businesses. The exit charge included employee severance and foreign income tax settlement costs ("Severance Costs") of $33 for approximately 120 people, and lease termination, relocation and other costs ("Other Costs") of $10. During first quarter 2000, the Company paid $2 of Severance Costs, $1 of Other Costs, and 15 people left under the exit plan. Since the inception of the charge, the Company has paid a total of $7 of Severance Costs, $2 of Other Costs, and approximately 60 people have left under the exit plan.

                              MEDIAONE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

NOTE 6:  SHAREOWNERS' EQUITY

Following is a rollforward of shareowners' equity since the end of 1999:


                                                                                                      ACCUMULATED
                                                                                                         OTHER
                                                                       COMMON           RETAINED      COMPREHENSIVE
                                                                       SHARES           EARNINGS         INCOME
-------------------------------------------------------------- ----------------- ---------------- -------------------
Balance at December 31, 1999                                           $ 11,448          $ 4,123         $ 1,195

Net income                                                                                 1,158
Issuance of MediaOne Group Stock                                            30
Purchase of treasury stock                                                (583)
Preferred stock dividends                                                                     (1)
Market value adjustments for debt and equity securities, and
  Exchangeable Notes,(1)  net of reclassification
  adjustments and income taxes                                                                               445
Foreign currency translation, net of income taxes                                                             46
Other                                                                        48

                                                                       --------         -------          -------
Balance at March 31, 2000                                              $ 10,943         $ 5,280          $ 1,686
                                                                       ========         =======          =======

(1) The "Exchangeable Notes" represent debt exchangeable into Vodafone ADRs, and/or the cash value of Vodafone ADRs.

Common Stock. Other activity during 2000 represents a gain of $27 on the exercise of a call option on MediaOne Group Stock and $21 of tax benefits on employee stock option exercises.

Share Repurchase. During the three month period ended March 31, 2000, MediaOne Group purchased and placed into treasury 9,448,900 shares of MediaOne Group Stock, at an average purchase price of $61.69 per share and a total cost basis of $583. The share repurchases were transacted under a 25 million share repurchase plan authorized in 1998 by the Company's Board of Directors.

                              MEDIAONE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

Comprehensive Income. Total comprehensive income and the components of comprehensive income follow:


                                                                          THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                        ------------------------
                                                                         2000             1999
                                                                        -------          -------
Net income (loss)                                                       $ 1,158          $  (111)

   Other comprehensive income, before tax:
     Foreign currency translation adjustment                                (11)             (65)
     Unrealized gains on debt and equity securities, and
       Exchangeable Notes                                                   823              899
     Reclassification for (gains) losses realized in net income
       (loss)                                                               (10)            (105)
   Income tax provision related to items of other comprehensive
       income                                                              (311)            (281)
                                                                        -------          -------

   Total other comprehensive income, net of tax                             491              448
                                                                        =======          =======
Total comprehensive income                                              $ 1,649          $   337
                                                                        =======          =======

The majority of the unrealized gains on debt and equity securities during the three month period of 2000 relate to the Company's investment in Vodafone ADRs and preferred stock, as well as its investment in shares of Time Warner Telecom, Inc. ("TW Telecom"). Of the reclassifications for gains and losses realized in 2000, $97 pretax ($62 after tax) relate to gains realized upon the sale of Motorola shares and upon the exchange of various Internet investments, and $87 pretax ($54 after tax) relate to foreign currency translation losses on the sale of various international investments during the period. The majority of the unrealized gains and losses on debt and equity securities during 1999 related to the Company's investment in AirTouch Communications, Inc. common and preferred stock. The reclassification in 1999 related to the sale of the Company's investment in shares of Cable & Wireless Optus Limited ("Optus").

                              MEDIAONE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

NOTE 7: EARNINGS PER SHARE

The following table reflects the computation of MediaOne Group's basic and diluted earnings (loss) per share in accordance with SFAS No. 128, "Earnings Per Share." The 1999 diluted loss per share and related share amounts do not include potential share issuances associated with stock options and the Company's then outstanding convertible Series D preferred shares since the effect would have been antidilutive on the net loss for the period.

                                                                                     Three Months Ended March 31,
                                                                                     ----------------------------
                                                                                       2000               1999
                                                                                     ---------          ---------
Net income (loss)                                                                    $   1,158          $    (111)
Preferred stock dividends and accretion                                                     (1)               (14)
                                                                                     ---------          ---------
Earnings (loss) available to common stock shareowners used for basic
  and diluted earnings (loss) per share                                              $   1,157          $    (125)
                                                                                     =========          =========

Weighted average number of shares used for basic earnings (loss) per share
                                                                                       642,947            603,813
  Effect of dilutive securities - stock options                                          8,163                 --
                                                                                     ---------          ---------
Weighted average number of shares used for diluted earnings (loss) per share
                                                                                       651,110            603,813
                                                                                     =========          =========

Basic earnings (loss) per common share                                               $    1.80          $   (0.21)
                                                                                     =========          =========
Diluted earnings (loss) per common share                                             $    1.78          $   (0.21)
                                                                                     =========          =========

NOTE 8:  SUBSEQUENT EVENTS

During April 2000, MediaOne Group sold its Japanese cable and telephony investment for proceeds of $280, including the repayment of $71 in capital contributions made to the Japanese venture after June 30, 1999, plus interest earned on these contributions. In addition, MediaOne Group was released from guarantees given to support debt at the Japanese venture, which, as of March 31, 2000, totaled approximately $150. MediaOne Group also agreed to sell an investment in a Japanese cellular company, which is expected to close during the second quarter of 2000.

                              MEDIAONE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

In April 2000, in accordance with the merger agreement between Telewest Communications plc ("Telewest") and Flextech plc ("Flextech), MediaOne Group received approximately 39,762,000 shares of Telewest in exchange for its investment in Flextech shares. The Company now owns an approximate 23 percent interest in Telewest. In addition, an agreement entered into by the Company in the fourth quarter of 1999 to sell its interest in Flextech shares has expired.

On April 28, 2000, MediaOne Group sold 9 million shares of its investment in TW Telecom for gross proceeds of $450, thereby decreasing its investment in TW Telecom to approximately 6.3 million shares. The Company also granted a thirty-day option to the underwriters to purchase up to an additional 500,000 shares of TW Telecom, if needed, under the same terms and conditions.